EXHIBIT 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and Non-Employee Directors' Stock Plan of our report dated April 18, 1997, with respect to the 1996 consolidated financial statements and schedule of PharMerica, Inc. (formerly Pharmacy Corporation of America) and subsidiaries included in the Bergen Brunswig Corporation Current Report (Form 8-K) dated April 30, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Little Rock, Arkansas
May 3, 1999